Exhibit 10.2

MEMBERSHIP INTEREST PLEDGE AGREEMENT

LUSTRE OIL COMPANY, LLC

In consideration of Bradley E. Sparks, an individual (“Lender”), acquiring from Laredo Oil, Inc., a Delaware corporation (“Pledgor”), that certain Promissory Note, dated October 26, 2022, in the original principal amount of $150,000 (the “Note”), and to secure the obligations of Pledgor to the Lender under the Note, Pledgor, as collateral security for the payment of the indebtedness and the performance of all other obligations relating to the First Lien Note, and all amendments and replacements thereof (collectively hereinafter called the “Obligations”), hereby deposits with the First Lien Lender and pledges, collaterally assigns, delivers, and grants a security interest in the following property:

All of the membership interests of Lustre Oil Company LLC, (“Lustre”).

together with any interests issued or to be issued as a result of a distributions or dividend on or with respect to the above-described property, any additional interests which may be delivered and pledged to First Lien Lender as hereinafter provided, and all dividends, distributions, and other proceeds of all of the foregoing, in each case whether now existing or hereafter arising (all of the foregoing is hereinafter called the “Collateral”).

Pledgor hereby represents and warrants that (a) Pledgor is the sole owner of the Collateral free from any adverse lien or security interest (other than as expressly contemplated in the Intercreditor Agreement (as defined below), (b) the delivery by Pledgor of the Collateral will create a valid and perfected security interest therein in First Lien Lender, (c) the Collateral constitutes all of the presently issued and outstanding interests in Lustre owned by Pledgor, and (d) Pledgor owns 100% of the membership interests of Lustre.

Prior to any non-payment under the Obligations (beyond any notice and cure period) Pledgor shall have all rights and powers pertaining to the Collateral, subject to the terms of this Agreement. Upon the non-payment of any of the Obligations thereunder as and when the same shall become due and payable (beyond any notice and cure period), or at any time or from time to time thereafter during the continuance of such default, First Lien Lender shall have all the rights and remedies of a secured party afforded by the Uniform Commercial Code as from time to time in effect in the State of Texas or afforded by other applicable law.

Pledgor agrees to make, execute and deliver, upon request, any further assignments, powers of attorney, assurances, acquittances or other documents which First Lien Lender may reasonably request to enable First Lien Lender to transfer or realize upon said property or to secure to First Lien Lender more fully the full benefit hereof.

The rights of Pledgor hereunder are subject to the terms of the Company Agreement of Lustre.

IN WITNESS WHEREOF, Pledgor has caused this Stock Pledge to be duly executed as of the 28th day of October, 2022.

Laredo Oil, Inc.

By:	/s/ Mark See
Name:	Mark See
Title:	Chief Executive Officer

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